Exhibit 99.1

VERB TECHNOLOGY COMPANY, INC. ANNOUNCES $15 MILLION

REGISTERED DIRECT OFFERING WITHOUT WARRANTS

NEWPORT BEACH, Calif. and SALT LAKE CITY, March 11, 2021 (GLOBE NEWSWIRE) – VERB Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), a rapidly emerging market leader in business-focused interactive video sales and marketing tools, including livestream ecommerce, CRM, and content management applications, today announced it has entered into a securities purchase agreement with institutional investors for the purchase and sale of 9,375,000 shares of its common stock at a purchase price of $1.60 per share in a registered direct offering. No warrants will be issued in connection with the transaction. The closing of the offering is expected to occur on or about March 15, 2021, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-252167) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

Before investing in this offering, interested parties should carefully review the prospectus supplement and the accompanying prospectus, as well as the other documents that the Company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about the Company and the offering.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VERB

VERB Technology Company, Inc. (Nasdaq: VERB) is rapidly emerging as the market leader in business-focused interactive video sales and marketing tools, including livestream ecommerce, CRM, and content management applications. With offices in California and Utah, USA, VERB provides next-generation software applications to sales-based organizations in more than 60 countries and 48 languages. The Company’s proprietary, patented, and patent-pending technology platform produces real-time, measurable results, with customers reporting greater than 600% increases in conversion rates. VERB’s software-as-a-service (SaaS) products are cloud-based, accessible on all mobile and desktop devices, and are available by subscription for individual and enterprise users. The Company’s technology is also integrated into popular ERP, CRM, and marketing platforms. For more information, please visit www.verb.tech.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about the timing of the closing of the offering. These forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Some of these risks, uncertainties and other factors are described in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports Form 10-Q, as well as in the registration statement, prospectus supplement and prospectus relating to the offering. The forward-looking statements in this press release are based on information available to us as of the date hereof. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

888.504.9929

investors@verb.tech

Media Contact:

855.250.2300, ext.107

info@verb.tech